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                                                                    EXHIBIT 10.4

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made as of the 13th day of February, 2002, by and between MECHANICAL DYNAMICS, INC., a Michigan corporation (the "Company"), having offices located at 2300 Traverwood Drive, Ann Arbor, Michigan 48105, and DOUGLAS M. PETERSON, of Canton, Michigan ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ the Employee to devote his full time and attention to the business of the Company and Employee desires to be so employed.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ Employee in the capacity of Vice President - Product Development and Chief Technical Officer. Employee hereby accepts this employment and agrees to diligently and conscientiously devote his full and exclusive time and attention to the affairs of the Company. In his capacity as Vice President - Product Development and Chief Technical Officer, Employee shall perform such duties of an executive nature as shall be assigned to him from time to time by the President or the Board of Directors, and Employee shall at all times discharge his duties in consultation with and under the supervision of the President and the Board of Directors.

         2. TERM. The term of this Agreement shall commence on the date hereof and shall terminate on March 31, 2003. At the option of the Company, this Agreement may be extended for an additional one (1) year term, upon such terms as may be mutually agreed between Employee and the Company.

         3. COMPENSATION. Employee's compensation, including base salary, bonus, vacation and other fringe benefits, for calendar year 2002 have been agreed and approved by the Company's Board of Directors. The Company and Employee shall negotiate in good faith regarding Employee's compensation for the remaining term of this Agreement. The Company and Employee agree that during the term of this Agreement the fringe benefits offered to Employee shall be roughly equivalent to the other Vice Presidents and shall include life insurance in an amount not less than twice Employee's base salary, if available.

         4. DISABILITY. In the event that Employee is absent from his employment by reason of illness or other incapacity for a period of six (6) consecutive months, Employee shall nevertheless be entitled to receive his


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full base salary hereunder as well as his pro-rata bonus (calculated as though earned "at plan" under Employee's then current compensation plan), vacation accruals and all fringe benefits during said six (6) month period. Thereafter, during the continued period of his illness or incapacity in excess of six (6) months, Employee shall be entitled to receive such long-term disability benefits as are payable under the Company's then long-term disability insurance program. He shall also receive continued health and life insurance benefits for the remaining term of this Agreement. Except as provided above, all bonus accruals, vacation accruals and other fringe benefits shall cease at the end of said six
(6) month period. Notwithstanding the foregoing, Employee's salary, bonus, vacation and other fringe benefits shall be fully reinstated upon his complete return to employment and the full discharge of his duties hereunder.

         5. DEATH. In the event that Employee dies during the term of this Agreement while still employed hereunder and drawing his full base salary, then the Company shall continue to pay an amount equal to one hundred percent (100%) of Employee's monthly base salary (as of the date of his death) to his designated beneficiary for a period of two (2) months subsequent to the date of his death. Such payments shall be in addition to any other death benefits payable to Employee's designated beneficiary from life insurance or otherwise.

         6. CHANGE OF DUTIES; RELOCATION. In the event that during the term of this Agreement the Board of Directors chooses to change the Employee's title and/or his duties hereunder, this Agreement shall nevertheless remain in full force and effect in accordance with its terms and no such change shall constitute grounds upon which Employee may terminate this Agreement. In the event that the President or the Board of Directors directs Employee to relocate away from Ann Arbor, Michigan, then Employee shall be entitled to resign and to receive as severance compensation for the twelve (12) month period following such resignation, the base salary, pro-rata bonus and fringe benefits provided in said Section 7.1.

         7. TERMINATION.

         7.1 Without Cause. In the event Employee is discharged from his employment during the term of this Agreement without "Cause", then the Company shall continue to pay Employee's base salary and provide all fringe benefits and pro rata bonus (calculated as though earned "at plan" under Employee's then current compensation plan), in each case as in effect at the date of Employee's termination, for a period of twelve (12) months from the date of such termination. Such payments and benefits shall be in lieu of all other payments and benefits to which Employee might otherwise be entitled under the Company's employee policies and procedures and/or under this Agreement.


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         7.2 For Cause; Resignation; Retirement. In the event that Employee is discharged from his employment during the term of this Agreement for "Cause" (as hereinafter defined), or Employee voluntarily resigns or retires, then Employee shall be entitled to receive only such payments and/or benefits as would be provided to other employees of the Company under similar circumstances in accordance with the Company's employee policies and procedures then in effect.

         7.3 Definition. For purposes of this Agreement, the term "Cause" shall mean:

         (a) Intentional misrepresentation to or concealment of a material fact regarding the operations of the Company from the President or the Board of Directors by Employee; or

         (b)      A material breach of this Agreement by Employee; or

         (c)      Conviction of a crime involving moral turpitude.

         Except in the case of (c) above, termination of this Agreement for "Cause" shall only become effective thirty (30) days after Employee has received written notice of such termination from the Company specifying the details of such "Cause". During such thirty (30) day period, Employee shall be entitled to a formal meeting with the President or the Board of Directors for the purpose of presenting reasons why the Agreement should not be terminated.

         7.4 Change of Control. In the event of a change in control (as hereinafter defined) of the Company, if the remaining term of this Agreement is less than one (1) year from the effective date of such change of control, then the term of this Agreement shall be automatically extended through a date one
(1) year from such effective date. For purposes of this Section 7.4, the term "change of control" shall mean the sale or exchange of fifty percent (50%) or more of the Company's outstanding capital stock or the sale of fifty percent (50%) or more of the assets of the Company.

         7.5 Release. Anything contained in this Section 7 to the contrary notwithstanding, the payment of any sums to Employee under subsections 7.1, 7.2 or 7.4 hereof, shall be conditioned upon (a) Employee executing and delivering to the Company the Full And Final Release attached hereto as Attachment I (the "Release") and (b) in the event Employee is over forty (40) years of age on the date of execution of the Release, upon Employee not exercising his right to revoke said Release after having executed it.

         8. RESTRICTIVE COVENANT. Employee agrees that during the term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement, he will not directly or indirectly, for his own benefit, or for or with any other person, firm, or corporation (a) own, manage, engage in, be employed by, or consult


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for, any business in the United States (other than as a holder of less then 5%
of the outstanding capital stock of a publicly traded corporation) which competes directly with the business presently conducted by the Company, or (b) encourage, solicit, attempt to hire as an employee or consultant or otherwise attempt to persuade any other employee of the Company to leave the employ of the Company. For purposes of this Agreement, the "business presently conducted by the Company" shall mean the development, manufacture, marketing or licensing of computer programs or software for mechanical systems simulation (often referred to as "multi-body system analysis"). Employee further agrees that the Company's remedy at law for any breach of this restrictive covenant is inadequate and that the Company shall be entitled to injunctive relief with respect to any breach of this covenant.

         9. NOTICE. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or Employee at their last known addresses.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto regarding the subject matter hereof, and there are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing, signed by both parties. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or shall in any way affect the rights and obligations of the parties set forth in that certain Noncompetition Agreement dated October 31, 1997, between the Company and Employee.

         11. BINDING EFFECT. The provisions of this Agreement shall be binding upon and shall inure to the benefit of both of the parties hereto and their respective successors and assigns.

         12. GOVERNING LAW. This Agreement shall be governed by and construed under in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and date first above written.

WITNESS:                                                 COMPANY

                                               MECHANICAL DYNAMICS, INC.

/s/ Brenda A. Duquette                         By: /s/ Robert R. Ryan
--------------------------------------            ------------------------------
                                                    Robert R. Ryan, President

                                                         EMPLOYEE

/s/ Brenda A. Duquette                         /s/ Douglas M. Peterson
--------------------------------------         ---------------------------------
                                               Douglas M. Peterson



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                                  ATTACHMENT I


                             FULL AND FINAL RELEASE

         In consideration of the termination benefits provided to me by MECHANICAL DYNAMICS, INC., a Michigan corporation ("MDI"), as set out in Section 7 of the attached Amended And Restated Employment Agreement, as amended (Attachment A), I hereby agree as follows:

         1. MECHANICAL DYNAMICS, INC. When used herein, "MDI" includes any parent, subsidiary, associated and affiliated companies of Mechanical Dynamics, Inc., and its and their successors, assigns, officers, directors, agents, employees and attorneys, past, present or future, jointly and individually.

         2. RELEASE OF CLAIMS. I release and forever discharge MDI, from any and all claims, disputes, causes of action, administrative proceedings, legal actions, whether arising out of statutory law, common law or equity, and damages, known or unknown, which I have or may have against MDI, however denominated, including, but not limited to, claims related to my employment, the conduct of MDI during my employment, any claims of discrimination under any federal, state or local law, rule or regulation (including claims under the Age Discrimination in Employment Act (ADEA)), any claims under ERISA, any claim for violation of any other federal, state or local law, rule or regulation, any claim for wrongful termination of employment, wrongful layoff, failure to recall to work, breach of contract, violation of any policy, practice or procedure of MDI, denial of any employment benefit, constructive discharge, retaliatory discharge, breach of the covenant of good faith and fair dealing, detrimental reliance, termination in violation of public policy, violation of any whistleblower statute, negligent supervision, negligent conducting of performance appraisals, libel, slander, defamation, fraud, misrepresentation, sexual or any other type of harassment, intentional or negligent infliction of emotional distress, tortious interference with business relations or prospective employers, providing false references, any claim to reinstatement or future employment, any claim for damages, attorney fees or costs and any claims occurring or existing through the date of this Release. I understand and agree that I waived my right in the preceding sentence to file a lawsuit or to commence an administrative action against MDI. If I later file a lawsuit or administrative action, I shall be liable for the actual attorney fees and costs incurred by MDI in defending any such legal action.

         3. SCOPE OF RELEASE. This Release covers all issues arising from or in connection with my employment with MDI as well as any issues, disputes or claims occurring or existing through the date of this Release.

         4. PRIOR CLAIMS. I have not filed any claim, administrative proceeding or legal action against MDI.

         5. SUBSEQUENT LEGAL ACTION. I will not initiate, assist or cooperate in any charge, claim, complaint or legal action against MDI with any federal, state or local administrative agency or court, or with any other person (the term "person" shall mean and include an individual, a


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partnership, a joint venture, a corporation, a limited liability, a trust, an unincorporated organization, and a government or any department or agency thereof), unless so ordered by a duly authorized court, legislative committee or grand jury.

         6. DEROGATORY COMMENTS. I shall not make any negative or derogatory statements of any kind about MDI, MDI's products and services, or MDI's employee's, past, present or future.

         7. RESIGNATION AS OFFICER. Effective with the date of my separation from employment with MDI, I resign any corporate office I hold.

         8. RETURN OF PROPERTY. I have returned all MDI property as defined in and required by the Confidentiality Agreement signed by me in favor of MDI (hereinafter the "Confidentiality Agreement").

         9. INJUNCTIVE RELIEF. In the event of a breach or threatened breach by me of this Release, it is agreed that money damages would not adequately compensate MDI and that injunctive relief would be essential for its protection. Such relief shall be without prejudice to any other remedy which MDI may have or be entitled to receive at law or in equity.

         10. NON-ADMISSION. Nothing contained herein shall be construed as an admission of liability by MDI in connection with my employment with and separation from MDI as well as through the date of this Release.

         11. FINALITY OF RELEASE. I recognize that I may be mistaken as to the facts and/or law upon which I may be relying in executing this Release or that additional facts may exist of which I am not presently aware. Nonetheless, I have been fully advised and understand the finality of this Release and intend to be bound by it.

         12. REVIEW OF DOCUMENT. I have had the opportunity to read and discuss this Release with MDI, and I have had an opportunity to review this Release with outside legal counsel.

         13. REVIEW AND REVOCATION PERIODS. I have been given twenty-one (21) days within which to consider this Release before executing it, I have been advised that I may revoke this Release for a period of seven (7) calendar days following the execution of this Release and that the Release is not effective until the revocation period has expired and I have notified MDI in writing that I did not revoke the Release. Notice of revocation and/or non-revocation should be provided in writing by me to MDI at 2300 Traverwood Drive, Ann Arbor, Michigan 48105, Attn: Michael E. Korybalski, CEO.

SECTION 13 IS APPLICABLE ONLY IF THE UNDERSIGNED IS 40 YEARS OF AGE OR OLDER ON DATE OF TERMINATION.

         14. AUTHORITY TO RELEASE. I have the authority to release the claims which are released herein and no claims have been previously assigned to or are owned by any other person or entity.


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         15. ENTIRE AGREEMENT. No other written or oral promises, inducements or agreements have been made by MDI to me. I understand that this Release may not be modified, altered or changed in any respect except upon the express prior written consent by me and MDI.

         16. SEVERABILITY. If after the date of execution of this Release, any provision of this Release is held to be illegal, invalid, or unenforceable, such provision shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         17. GOVERNING LAW. This Release shall be construed in accordance with and shall be governed by the laws of the State of Michigan.

         18. HEADINGS. All headings in this Release are inserted for convenience of reference only and shall not be deemed to affect the meaning or interpretation of this Release.

         19. USAGE. Wherever applicable, the masculine gender, when used herein shall include the feminine gender, and the singular shall include the plural.

         IN WITNESS WHEREOF, I have executed this Release as of the date noted below.



-----------------------------                  ------------------------------
Witness                                        Douglas M. Peterson


DATE: _______________________                  DATE: ________________________





















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